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                                                                    EXHIBIT 23.1

                               Consent of KPMG LLP

We consent to the use of our reports dated February 15, 2002, incorporated herein by reference, with respect to the consolidated financial statements of Navigant Consulting, Inc. and subsidiaries as of December 31, 2001 and 2000 and for each of the years in the three-year period ended December 31, 2001 and the financial statement schedule for the three-year period ended December 31, 2001, which financial statements, schedule, and reports appear in the December 31, 2001 Annual Report on Form 10-K of Navigant Consulting, Inc.

/s/ KPMG LLP



Chicago, Illinois
February 20, 2003


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